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                                                                      EXHIBIT 10




                          INDEMNIFICATION AGREEMENT

     THIS INDEMNIFICATION AGREEMENT (the "Agreement") is entered into as of the [NUMBER] day of [MONTH, YEAR], by and between Illinois Superconductor Corporation, a Delaware corporation (the "Company"), and [PERSON'S NAME] ("Indemnitee").

                                  RECITALS

     Indemnitee has been asked to serve as a director of the Company (service in such a capacity shall hereafter be described as service as an "Agent").

     Section 145 of the General Corporation Law of Delaware ("Section 145") empowers the Company to indemnify its Agents and expressly provides that the indemnification that it authorizes is not exclusive.

     The Company now maintains Directors' and Officers' Liability Insurance ("D & O Insurance") covering certain liabilities that may be incurred by certain of its Agents and others in the performance of their duties for the Company. Developments with respect to the terms and availability of D & O Insurance, however, have raised questions concerning the adequacy and reliability of the protection afforded thereby. The Company is aware that, as a result, competent and experienced persons have become increasingly reluctant to serve as directors or officers of corporations.

     To induce Indemnitee to serve as an Agent, the Company is prepared to provide Indemnitee with the protections described in this Agreement.

     NOW, THEREFORE, in consideration of the willingness of Indemnitee to serve as an Agent, the Company hereby agrees as follows:

     1. INDEMNIFICATION GENERALLY. The Company agrees to hold harmless and to indemnify Indemnitee to the fullest extent authorized or permitted by Section 145, or, to the extent that any amendment to Section 145 or to other applicable law may expand indemnification rights, to the fullest extent authorized or permitted by Section 145 or such other applicable law as may be in effect. However, such indemnification shall not apply to expenses that Indemnitee has incurred in a suit brought by Indemnitee against the Company, except for expenses that Indemnitee has incurred in an action brought to enforce rights or to collect sums due under this Agreement in which Indemnitee is the prevailing party.

     2. MAINTENANCE OF LIABILITY INSURANCE.

     2.1 The Company agrees that, so long as Indemnitee shall continue to serve as an Agent and, thereafter, for so long as Indemnitee shall potentially be subject to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a "Proceeding"), by reason of the fact that Indemnitee is or was an Agent of the Company, the Company, subject to Section 3 of this Agreement, shall maintain in amounts reasonably available to the Company D & O Insurance from established and reputable insurers.

     2.2 Notwithstanding the Company's agreement in Section 2.1 above, the Company shall have no obligation to maintain D & O Insurance if the Company determines in good faith and in its reasonable business judgment that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, or the coverage





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provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or Indemnitee is covered adequately by similar insurance maintained by an affiliate of the Company.

     3. SELF INSURANCE. If the Company does not maintain D & O Insurance in accordance with Section 2.1 of this Agreement, or if the coverage provided by such insurance is less than that provided by the D & O Insurance maintained by the Company at the time that this Agreement is signed or the D & O Insurance first procured by the Company after this Agreement is signed, the Company, subject only to the exclusions contained in Section 5 of this Agreement, agrees to hold harmless and to indemnify Indemnitee to the fullest extent of the coverage that otherwise would have been provided to Indemnitee under the D & O Insurance that the Company currently maintains or ultimately procures.

     4. ADDITIONAL INDEMNITY.  Subject only to the exclusions set forth in
Section 5 of this Agreement, the Company agrees to hold harmless and to indemnify Indemnitee against any and all expenses (including attorneys' fees and expenses), judgments, fines, and amounts paid in settlement that Indemnitee actually and reasonably has incurred in connection with any Proceeding to which Indemnitee is or was a party, or at any time either becomes a party or is threatened to be made a party by reason of the fact that Indemnitee is or was an Agent, subject to the same exclusion provided in the last sentence of
Section 1 of this Agreement.

     5. LIMITATIONS ON SELF INSURANCE AND ADDITIONAL INDEMNITY. The Company shall not pay any indemnity under Sections 3 or 4 of this Agreement:

     5.1 to the extent that Indemnitee is indemnified in full under Sections 1 or 2 of this Agreement or under any D & O Insurance or any other insurance; or

     5.2 with respect to (a) remuneration paid to Indemnitee if it shall be determined by a final adjudication that such remuneration was in violation of law or (b) expenses (including attorneys' fees) incurred by Indemnitee in connection with any Proceeding relating to such remuneration, unless Indemnitee is the prevailing party therein; or

     5.3 either (a) on account of any suit in which a final, non-appealable judgment is rendered against Indemnitee under the provisions of Section 16 of the Securities Exchange Act of 1934 and amendments thereto or under similar provisions of any federal or state law or (b) on account of amounts paid in settlement of any litigation instituted or threatened under Section 16 or such law as a result of Indemnitee's purchase or sale of securities of the Company or of any affiliate of the Company; or

     5.4 on account of Indemnitee's conduct, which finally and non-appealably has been adjudged to have been knowingly fraudulent or deliberately dishonest or to have involved willful misconduct; or

     5.5 for expenses or other losses incurred in connection with Indemnitee's having in fact gained any personal profit or advantage to which Indemnitee was not legally entitled; or

     5.6 if a court having jurisdiction in the matter shall finally and non-appealably determine that such indemnification would violate public policy or be otherwise unlawful.

     6. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any expenses or liabilities incurred by Indemnitee in the investigation, defense, settlement, or appeal of a Proceeding, but is not entitled to





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indemnification for the total amount of the expenses or liabilities, the
Company shall indemnify Indemnitee for the portion of such expenses or liabilities to which Indemnitee is entitled.

     7. INDEMNIFICATION PROCEDURES.

     7.1 Promptly after the receipt by Indemnitee of notice of the commencement or the threat of commencement of any Proceeding, Indemnitee shall, if Indemnitee believes that indemnification with respect to the Proceeding may be sought from the Company under this Agreement, notify the Company, consistent with Section 13 of the commencement or the threat of commencement of the Proceeding, but the failure of the Indemnitee to so notify the Company shall not relieve the Company from any liability it may have under this Agreement except to the extent that it has been prejudiced in any material extent by such failure, or from any liability which it may have otherwise.

     7.2 If, at the time that the Company receives notice under Section 7.1 of this Agreement of the commencement or the threat of commencement of any Proceeding, the Company has D & O Insurance in effect, the Company shall give prompt notice of the commencement or the threat of commencement of such Proceeding to the insurer(s) in accordance with the procedures set forth in its insurance policy or policies. The Company then shall take all appropriate action to cause such insurer(s) immediately to pay all amounts payable as a result of such Proceeding or threatened Proceeding in accordance with the terms of such policy or policies, provided that the Company shall remain liable to pay any such amount in the event the insurer(s) fail to pay such amount.

     7.3 If the Company is obligated to pay to Indemnitee the expenses of any Proceeding or threatened Proceeding, the Company, upon the delivery to Indemnitee of written notice of its election to do so, shall be entitled to assume Indemnitee's defense. The Company's assumption of Indemnitee's defense shall be subject to Indemnitee's approval of the counsel who is to conduct the defense. Counsel shall be approved or disapproved by Indemnitee within seven
(7) days after the Company notifies Indemnitee of counsel's identity and shall be deemed approved unless Indemnitee provides the Company with notice to the contrary. After the approval of counsel selected by the Company, the Company will not be liable to Indemnitee under this Agreement for any attorneys' fees that Indemnitee subsequently incurs with respect to the same Proceeding, provided that (a) Indemnitee shall have the right to employ Indemnitee's own counsel in any such Proceeding at Indemnitee's own expense, and (b) Indemnitee may retain Indemnitee's own counsel, the fees and expenses of whom shall be paid by the Company, if (i) Indemnitee shall reasonably have concluded that a conflict or potential conflict exists between the Company and Indemnitee in the conduct of any such defense or (ii) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding.

     8. ADVANCES OF EXPENSES. Prior to a determination that this Agreement in fact entitles Indemnitee to indemnification, expenses that Indemnitee has incurred or for which Indemnitee might be entitled to indemnity under this Agreement shall be advanced to Indemnitee by the Company within fifteen (15) days after the Company's receipt of Indemnitee's written request for such an advance, provided that Indemnitee undertakes in writing to repay such advance(s) to the extent that Indemnitee ultimately is determined not to be entitled to indemnification under the provisions of Section 145, this Agreement, or otherwise.

     9. NON-EXCLUSIVITY. The provisions for indemnification and advancement of expenses contained in this Agreement shall not be deemed exclusive of any other rights that Indemnitee may have under any provision of law, the Company's Certificate of Incorporation or Bylaws, the vote of the Company's stockholders or disinterested directors, other agreements, or otherwise. Indemnitee's rights hereunder shall continue after Indemnitee has ceased acting as an Agent of the Company and shall inure to the benefit of Indemnitee's heirs, executors, and administrators.



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     10. SEVERABILITY.  If any provision or provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable, (i) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of the Agreement containing the provision or provisions held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision or provisions that have been held to be invalid, illegal, or unenforceable to the maximum extent permitted by law.

     11. MODIFICATION AND WAIVER. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), and no such waiver shall constitute a continuing waiver.

     12. SUCCESSORS AND ASSIGNS. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors, assigns, heirs, executors, and administrators of the parties hereto.

     13. NOTICE. All notices, consents, requests, approvals, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been properly given if hand delivered or if sent by a courier freight prepaid (in either case, effective upon receipt or when refused), in the case of the Company, at the addresses listed below, and in the case of Indemnitee, at Indemnitee's address of record with the Company, or to such other addresses of which the parties may notify one another in writing.


            To the Company:      Illinois Superconductor Corporation
                                 451 Kingston Court
                                 Mount Prospect, IL  60056

            with a copy to:      Katten Muchin & Zavis
                                 525 West Monroe Street
                                 Suite 1600
                                 Chicago, IL  60661-3693
                                 Attn.: Lawrence Levin, Esq.

     14. GOVERNING LAW. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

     15. THIRD PARTIES. This Agreement is entered into solely for the benefit of the Company and its successors and assigns, on the one hand, and of Indemnitee and Indemnitee's heirs, executors, and administrators, on the other hand, and no third party shall have any rights hereunder.

     16. DURATION. This Agreement shall commence and be effective immediately upon the election of the Indemnitee as a director of the Company pursuant to a Written Consent dated [DATE] and effective [DATE]. This Agreement shall terminate upon the expiration of all statutes of limitations that would be applicable to any cause of action that could arise out of Indemnitee's service as an Agent.





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     IN WITNESS WHEREOF, the parties to this Agreement have entered into this
Indemnification Agreement effective as of the date first above written.


                       ILLINOIS SUPERCONDUCTOR CORPORATION

                       By: __________________________

                       Its:



                       ______________________________
                       (Signature)

                       NAME OF BOARD MEMBER

                       ______________________________


                       ______________________________
                       (Print Address)